EXHIBIT 10.3

                      SPORTAN UNITED INDUSTRIES CORPORATION
                            SCIENTIFIC ADVISORY BOARD
                                MEMBER AGREEMENT

      This Sportan United Industries Scientific Advisory Board Member Agreement (this "Agreement") is made and entered into as of the 9th day of July, 2004, (the "Effective Date"), by and between Yong Zhao (hereinafter referred to as "Advisory Member") and Sportan United Industries (Sportan) (together with any successor to the business of Sportan United Industries by merger, consolidation or other form of business combination hereinafter referred to collectively as "Sportan United Industries").

                              W I T N E S S E T H:

      WHEREAS, Sportan United Industries wishes to retain Advisory Member to serve on the PharmaFrontiers Scientific Advisory Board (the "Advisory Board"), and Advisory Member has agreed to serve on the terms and conditions below; and

      WHEREAS, Sportan' success requires the protection of its intellectual property, proprietary information and goodwill;

      NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.    Retention as Advisory Board Member

      Sportan agrees to retain Advisory Member as a member of its Advisory Board for a term of three (3) years from the Effective Date. Advisory Member agrees that Advisory Member will devote the amount of time, skill, and efforts during the term of this Agreement to the affairs of Sportan as may be reasonably requested and required of Advisory Member.

2.    Compensation

      2.1 Advisor Fee. As compensation for serving as a member of the Advisory Board of Sportan, Sportan agrees upon the execution and delivery of this Agreement to Sportan, to pay to Advisory Member $5,000 ("Signing Bonus)". Additionally, commencing one month from the date of the signing hereof, Advisory Member shall receive a monthly payment of $2,000 durig the term of this Agreement ("Monthly Payment"). Upon the Technology Transfer (as defined in
Section 2.2 below), this Monthly Payment will be increased to $3,000 and the Advisory Member shall receive $25,000 bonus payment.

      2.2 Incentive Bonus. In addition to the payment described in Section 2.1 above, Advisory Member shall receive an option based on the reproduction, by Sportan or agents thereof, of (i) the experimental results described in Zhao et al. (2003) PNAS 100(5):2426-31; and (ii) the subject matter described and claimed in U.S. Patent Application No. 10/704,100 and its PCT counterpart PCT/US03/35539 ("Technology Transfer"). Upon the successful completion of a Technology Transfer, Advisory Member shall be issued a three-year option to purchase from Sportan up to 100,000 shares of common stock at a purchase price equal to the offering price of the private equity financing (as defined in the Financing & Strategic Advisory Agreement by and between Sportan and Sanders Morris Harris dated June 12, 2004).


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      2.3  Reimbursement.  Advisory  Member shall be reimbursed up to $1,000 per annum for all reasonable out-of-pocket business expenses incurred in connection with the performance of his or her duties under this Agreement.

      2.4 No Other Compensation. Advisory Member agrees and covenants that he or she will not be owed any compensation other than what is provided for in Sections 2.1, 2.2 and 2.3.

3.    Confidential and Proprietary Information; Documents

      3.1 Sportan United Industries shall provide Advisory Member with information deemed secret and confidential by Sportan. Such secret or confidential information or know-how of Sportan (referred to collectively as "Confidential Information") shall include, without limitation, the following: the status and plans for research and development; materials, cells, tissues, and other biological samples and specimens; cell banking methods, apparatus, and services; pending and planned patent applications (until published by the Patent Office); invention disclosures; research and technical data and information; methods of creating, preparing, and using stem cells and other biological materials; license, sublicense, and other agreements relating to intellectual property rights; Sportan' plans; customer or contact information; contributor information; strategies, costs, prices, uses, applications of products and services; results of and data from investigations or experiments; all apparatus, products, processes, compositions, samples, formulas, computer programs, pricing policy, financial information, and methods of doing business; policy and/or procedure manuals, training and recruiting procedures; accounting procedures; the status and content of Sportan' contracts with its contributors, clients, and customers; Sportan' business philosophy, and servicing methods and techniques; all at any time used, developed, or investigated by Sportan, before or during the term of this Agreement, which are not generally available to the public or which are maintained as confidential by Sportan.

      3.2 Advisory Member recognizes and acknowledges that Advisory Member will have access to certain information of Sportan that is confidential and proprietary and constitutes valuable and unique property of Sportan. Advisory Member agrees that Advisory Member will not (except as reasonably necessary to perform Advisory Member's duties hereunder) at any time, either during or subsequent to the term of this Agreement, disclose to others, use, copy or permit to be copied, except in pursuance of Advisory Member's duties on behalf of Sportan, its successors, assigns or nominees, or as required by the order of any tribunal having jurisdiction or by mandatory provisions of applicable law, any Confidential Information or know-how of Sportan without the prior written consent of the President of Sportan. Advisory Member further agrees to maintain in confidence the Confidential Information and any confidential information of third parties received as a result of Advisory Member's relationship with Sportan.

      3.3 Advisory Member further agrees to deliver to Sportan promptly after the termination or expiration of this Agreement, all biological materials correspondence, memoranda, notes, records, drawings, sketches, plans, customer, client and/or contributor lists, product compositions, or other documents and all copies thereof (all of which are hereafter referred to as the "Documents"), made, authored, composed, conceived, reduced to practice, or received by


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Advisory  Member,  solely or  jointly  with  others,  and which are in  Advisory
Member's possession, custody, or control at such date and which are related in any manner to the past, present, or anticipated business of Sportan and which contain, or are based on derived from, any Confidential Information of Sportan.

      3.4 Advisory Member further agrees that Advisory Member will not, during the term of this Agreement, and on behalf of Sportan accept or agree to receive from persons not employed by Sportan, any confidential information not belonging to Sportan, unless prior to such receipt or acceptance a valid agreement has been executed between Sportan and the disclosing party that states that Sportan will not be in a confidential relationship with the disclosing party. Advisory Member further agrees that Advisory Member will not use in violation of any confidentiality obligation binding upon Advisory Member any confidential information belonging to Advisory Member's employer or any former employer, or any other third parties.

      3.5 Advisory Member agrees that, during the term of this Agreement, Advisory Member will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, corporate officer, Advisory Member, or in any other individual or representative capacity, engage or participate in any "Competitive Business" anywhere in the United States of America, Canada or the European Union. As used herein, a "Competitive Business" is defined as any business, including those relating to stem cells or cell banking, which provides the same or substantially the same products, services or licenses to intellectual property rights, in whole or in part, as are provided by Sportan during the term of this Agreement.

      3.6 In the event of a breach or threatened breach of any of the provisions of Section 3, Sportan shall be entitled to an injunction ordering the return of such Documents and any and all copies thereof and restraining Advisory Member from using or disclosing, for Advisory Member's benefit or the benefit of others, in whole or in part, any Confidential Information, including but not limited to the Confidential Information which such Documents contain, constitute, or embody. Advisory Member further agrees that any breach or threatened breach of any of the provisions of Section 3 would cause irreparable injury to Sportan for which it would have no adequate remedy at law. Nothing herein shall be construed as prohibiting Sportan from pursuing any other remedies available to it for any such breach or threatened breach, including the recovery of damages.

4.    Inventions and Other Intellectual Property

      4.1 Advisory Member agrees to hold in complete trust for the benefit of Sportan, and to disclose promptly and fully to Sportan in writing, and hereby assigns, and binds Advisory Member's heirs, executors, administrators, and all legal representatives to assign, to Sportan any and all inventions, discoveries, ideas, concepts, improvements, copyrightable works, biological materials, and other developments (all of the above are collectively referred to as the "Developments") conceived, reduced to practice, authored, made, discovered or developed by him, solely or jointly with others, during the term of this Agreement, whether during or outside of usual working hours and whether on Sportan' premises or not, which result from Advisory Member's work for Sportan under this Agreement, and/or are based on, or derived or result from, any of PharmaFrontier's Confidential Information. Any and all such Developments shall be the sole and exclusive property of Sportan, whether patentable, copyrightable, or neither, and Advisory Member agrees that Advisory Member will assist and fully cooperate in every way, at Sportan' expense, in securing, maintaining, and enforcing, for the benefit of Sportan or its designee, patents, copyrights or other types of proprietary or intellectual property protection for such Developments in any and all countries. Advisory Member acknowledges and


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agrees that any and all such Developments conceived, created, or authored by him is a "work made for hire," as defined by the federal copyright laws, and therefore all copyrights in and to such works are and will be owned by Sportan. To the extent that Advisory Member authors any copyrightable work in any medium during the term of this Agreement which relates or pertains in any way to Sportan or any of its operations or activities and which is held not a work made for hire, Advisory Member hereby assigns all right, title, and interest, including but not limited to all rights of copyright, in and to such works to Sportan.

      4.2 Without limiting the foregoing, Advisory Member agrees at the request of Sportan (but without additional compensation from Sportan during Advisory Member's employment by Sportan) to execute any and all papers and perform all lawful acts which Sportan deems necessary for the preparation, filing, prosecution, and maintenance of applications for United States and foreign letters patent, or for United States and foreign copyrights, on the Developments, and to execute such instruments as are necessary or convenient to assign to Sportan, its successors, assigns or nominees, all of the Advisory Member's right, title, and interest in the Developments and the like, so as to establish, maintain or perfect, in Sportan, its successors, assigns or nominees, the entire right, title, and interest to the Developments, and also to execute any instruments necessary or which Sportan may deem desirable it connection with any continuation, renewal or reissue thereof, or in the conduct of any proceedings or litigation in regard thereto.

      4.3 All expenses incurred by the Advisory Member by reason of the performance of any of the obligations set forth in this Section on Inventions shall be borne by Sportan. Should the Advisory Member's assistance be requested by Sportan after termination of this Agreement, Sportan will compensate the Advisory Member at a reasonable rate.

5.    Miscellaneous

      5.1 This Agreement is made and entered into as of the Effective Date and the rights and obligations of the parties hereto shall be binding upon the heirs and legal representatives of the Advisory Member and the successors and assigns of Sportan. This Agreement may be assigned by Sportan (including assignment by operation of law to any successor to the business of Sportan by merger, consolidation or other business combination) without the consent of Advisory Member but is personal to the Advisory Member and no rights, duties, and obligations of Advisory Member hereunder may be assigned without the consent of Sportan or its assigns, which may be granted or withheld in its sole discretion.

      5.2 Sportan may terminate this Agreement at any time upon thirty (30) days prior written notice to Advisory Member. No waiver or non-action with respect to any breach by the other party of any provision of this Agreement, nor the waiver or non-action with respect to any breach of the provisions of similar agreements with other Advisory Members shall be construed to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself.

      5.3 Should any portions hereof be held to be invalid or wholly or partially unenforceable, such holding shall not invalidate or void the remainder of this Agreement. The portions held to be invalid or unenforceable shall be


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revised and reduced in scope so as to be valid and  enforceable,  or, if such is not possible, then such portions shall be deemed to have been wholly excluded with the same force and effect as if it had never been included herein.

      5.4 Advisory Member's obligations under Sections 3 and 4 of this Agreement to Sportan shall survive the termination or expiration of this Agreement. Advisory Member and Sportan agree that, because damages at law for any breach or nonperformance of this Agreement by Advisory Member, while recoverable, are and will be inadequate, this Agreement may be enforced in equity by specific performance, injunction, accounting or otherwise.

      5.5 This Agreement supersedes, replaces and merges any and all prior and contemporaneous understandings, representations, agreements and discussions relating to the same or similar subject matter as that of this Agreement between Advisory Member and Sportan and constitutes the sole and entire agreement between the Advisory Member and Sportan with respect to the subject matter of this Agreement.

      5.6 The laws of the State of Texas, excluding any conflicts of law rule or principle that might otherwise refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof, and Sportan and Advisory Member agree that the state and federal courts in Harris County, Texas, shall have personal jurisdiction and venue over Sportan and Advisory Member to hear all disputes arising under this Agreement. This Agreement is to be at least partially performed in Harris County, Texas.

      5.7 All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when mailed by registered mail or certified mail, return receipt requested, as follows:

      If to Sportan United Industries, to:

      Mr. George R. Jarkesy, Jr.
      Sportan United Industries Corporation
      10211 Silver Leaf Lane
      Tomball, Texas 77375

      If to Advisory Member, to:







or to such other addresses as either party may designate by notice to the other party hereto in the manner specified in this section.

      5.8 This Agreement may not be changed or terminated orally, and no change, termination or waiver of this Agreement or of any of the provisions herein contained shall be binding unless made in writing and signed by both parties,


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and in the case of  Sportan  United  Industries,  by an  authorized  officer  of
Sportan United Industries. Any change or changes, from time to time, in Advisory Member's compensation shall not be, nor be deemed to be, a change, termination or waiver of this Agreement or of any of the provisions herein contained.

SPORTAN UNITED INDUSTRIES CORPORATION               ADVISORY MEMBER

By: /s/ Warren Lau                                  By: /s/ Yong Zhao
    -----------------------------                       --------------------
    Warren Lau, President                               Yong Zhao




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